UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ECO ENERGY TECH ASIA, LTD.

(Exact name of registrant as specified in its charter)

Nevada	47-3444723
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Flat A,15/F, Block 1, Site 7 Whampoa Garden, Hung Hom, Kowloon, Hong Kong	None
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A common stock,	Over-the-Counter Bulletin Board Electronic Quotation System
par value $0.001 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-207095

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.         Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Securities – Common Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1, as initially filed with the Securities and Exchange Commission on September 28, 2015 and as may be subsequently amended, which information is hereby incorporated herein by reference. The description of the Registrant’s Common Stock included in any prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.         Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on Over-the-Counter Bulletin Board Electronic Quotation System and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 13, 2015

ECO ENERGY TECH ASIA, LTD.

By:	/s/ Yuen May Cheung
	Name:	Yuen May Cheung
	Title:	Chief Executive Officer and President